FOR IMMEDIATE ISSUE

STAGWELL INC. (NASDAQ: STGW) REPORTS RESULTS FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2025

FY25 EPS of $0.08; FY25 Adjusted EPS growth of 5% to $0.83
YoY Increase in Cash Flow from Operations of $148 million; Free Cash Flow more than doubled to $187 million
FY25 YoY Revenue Growth of 2%; FY25 YoY Net Revenue Growth of 6%
FY25 YoY Net Revenue Growth excluding Advocacy of 9%, Digital Transformation Net Revenue Growth of 13%, Marketing Services Net Revenue Growth of 6%
The Marketing Cloud delivered YoY Net Revenue Growth of 230%
FY25 Net Income Attributable to Stagwell Inc. Common Shareholders of $29 million; FY25 Adjusted EBITDA of $422 million; FY25 Adjusted EBITDA ex. Advocacy YoY Growth of 16% to $377 million
Net New Business of $106 million in Q4; LTM Net New Business of $476 million
Company Announces $350 Million Increase in Stock Repurchase Program; $400 Million Now Available Under the Program
Guidance for 2026 of Total Net Revenue Growth of 8% to 12%; Adjusted EBITDA of $475 million to $525 million; Free Cash Flow Conversion of 50% to 60%

New York, NY, March 10, 2026 (NASDAQ: STGW) – Stagwell Inc. (“Stagwell”) today announced financial results for the year ended December 31, 2025.

FOURTH QUARTER AND FULL YEAR RESULTS:

•Q4 Revenue of $807 million, an increase of 2% versus the prior year period; FY25 Revenue of $2,909 million, an increase of 2% versus the prior year period;
•Q4 Revenue ex. Advocacy of $742 million, an increase of 12% versus the prior year period; FY25 Revenue ex. Advocacy of $2,689 million, an increase of 9% versus the prior year period;
•Q4 Net Revenue of $651 million, an increase of 3% versus the prior year period; FY25 Net Revenue of $2,428 million, an increase of 6% versus the prior year period;
•Q4 Net Revenue ex. Advocacy of $609 million, an increase of 8% versus the prior year period; FY25 Net Revenue ex. Advocacy of $2,282 million, an increase of 9% versus the prior year period;

•Q4 Net Income attributable to Stagwell Inc. Common Shareholders of $13 million versus $3 million in the prior year period; FY25 Net Income attributable to Stagwell Inc. Common Shareholders of $29 million versus $2 million in the prior year period;
•Q4 Adjusted EBITDA of $129 million, an increase of 3% versus the prior year period; FY25 Adjusted EBITDA of $422 million, an increase of 1% versus the prior year period;
•Q4 Adjusted EBITDA Margin of 20% on net revenue; FY25 Adjusted EBITDA Margin of 17% on net revenue;
•Q4 Earnings Per Share Attributable to Stagwell Inc. Common Shareholders of $0.05 versus $0.03 in the prior year period; FY25 Earnings Per Share Attributable to Stagwell Inc. Common Shareholders of $0.08 versus $0.02 in the prior year period;
•Q4 Adjusted Earnings Per Share attributable to Stagwell Inc. Common Shareholders of $0.30 versus $0.25 in the prior year period; FY25 Adjusted Earnings Per Share attributable to Stagwell Inc. Common Shareholders of $0.83 versus $0.79 in the prior year period;
•YTD Net Cash provided by Operating Activities of $291 million versus $143 million in the prior year period;
•Net new business of $106 million in the fourth quarter, last twelve-month net new business of $476 million
See “Non-GAAP Financial Measures” below for explanations and reconciliations of the Company’s non-GAAP financial measures.

“In 2025, Stagwell increased its strategic pivot toward AI applications and services, building a powerful foundation for 2026. With accelerating growth ex-advocacy, record net new business, expanding margins and doubled free cash flow, our FY25 results prove our strategy is working,” shared Mark Penn, Stagwell’s Chairman and CEO. “We see great opportunity in 2026 to capitalize on an industry distracted by restructurings and mergers, and bolster our position as a winner in the age of AI.”

Ryan Greene, Chief Financial Officer, commented: “2025 marked an inflection year for Stagwell, with clear momentum in the underlying business and improving efficiency contributing to strong year-over-year net revenue, adjusted EBITDA and adjusted EPS growth. Proactive cash management meant we more than doubled our free cash flow in 2025. We expect another strong year in 2026, and will be aggressive in our capital allocation to drive shareholder value.”

Financial Outlook
2026 financial guidance is as follows:
•Total Net Revenue growth of 8% to 12%
•Adjusted EBITDA of $475 million to $525 million
•Free Cash Flow Conversion of 50% to 60%
•Adjusted EPS of $0.98 - $1.12
•Guidance includes anticipated impact from acquisitions or dispositions.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2026 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

Stock Repurchase Program
On March 4, 2026, the Board of Directors authorized an extension and a $350.0 million increase in the size of our previously approved stock repurchase program (the “Repurchase Program”). Under the Repurchase Program, as amended, we may repurchase up to an aggregate of $725.0 million of shares of our outstanding Class A common stock, par value $0.001 per share (“Class A Common Stock”), with any previous purchases under the Repurchase Program continuing to count against that limit. With the increase, we have a total of approximately $400.0 million available for repurchases. The Repurchase Program will expire on March 4, 2029.
Video Webcast
Management will host a video webcast on Tuesday, March 10, 2026, at 8:30 a.m. (ET) to discuss results for Stagwell Inc. for the year ended December 31, 2025. The video webcast will be accessible at https://edge.media-server.com/mmc/p/3x58p928/. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the webcast.

A recording of the webcast will be accessible one hour after the webcast and available for ninety days at www.stagwellglobal.com.

Stagwell Inc.
Stagwell is the challenger network built to transform marketing. We deliver scaled creative performance for the world's most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our specialists in 45+ countries are unified under a single purpose: to drive effectiveness and improve business results for their clients. Join us at www.stagwellglobal.com.

Contacts
For Investors:
Ben Allanson
IR@stagwellglobal.com

For Press:
Beth Sidhu
PR@stagwellglobal.com

Non-GAAP Financial Measures
In addition to its reported results, Stagwell Inc. has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP Financial Measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:
(1) Organic Net Revenue: “Organic net revenue growth” and “Organic net revenue decline” reflects the year-over-year change in the Company's reported net revenue attributable to the Company's management of the entities it owns. We calculate organic net revenue growth (decline) by subtracting the net impact of acquisitions (divestitures) and the impact of foreign currency exchange fluctuations from the aggregate year-over-year increase or decrease in the Company's reported net revenue. The net impact of acquisitions (divestitures) reflects the year-over-year change in the Company’s reported net revenue attributable to the impact of all individual entities that were acquired or divested in the current and prior year. We calculate impact of an acquisition as follows: (a) for an entity acquired during the current year, we present the entity’s current period reported revenue as the impact of the acquisition in the current year; and (b) for an entity acquired in the prior year, we present an amount equal to the entity’s current year net revenue for the same period during which we didn’t own the entity in the prior year as the impact of the acquisition in the current year. We calculate impact of a divestiture as follows: (a) for a divestiture in the current year, we present the entity’s prior year net revenue for the same period during which we no longer owned it in the current year as impact of the divestiture in the current year; and (b) for a divestiture in the prior year, we present the entity’s prior year net revenue for the period during which we owned it in the prior year as impact of the divestiture in the current year. We calculate the impact of any acquisition or divestiture without adjusting for foreign currency exchange fluctuations. The impact of foreign currency exchange fluctuations reflects the year-over-year change in the Company’s reported net revenue attributable to changes in foreign currency exchange rates. We calculate the impact of foreign currency exchange fluctuations for the portion of the reporting period in which we recognized revenue from a foreign entity in both the current year and the prior year. The impact is calculated as the difference between (1) reported prior period net revenue (converted to U.S. dollars at historical foreign currency exchange rates) and (2) prior period net revenue converted to U.S. dollars at current period foreign exchange rates.
(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: defined as Net income (loss) attributable to Stagwell Inc. common shareholders excluding non-operating income or expense to achieve operating income (loss), plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, impairment and other losses, and other items. Other items primarily includes restructuring, certain system implementation, working capital administrative fees and acquisition-related expenses. Adjusted EBITDA for our reportable segments is reconciled to Operating Income (Loss), as Net Income (Loss) is not a relevant reportable segment financial metric.
(4) Adjusted Diluted EPS” is defined as (i) Net income (loss) attributable to Stagwell Inc. common shareholders, plus net income (loss) attributable to Class C shareholders, excluding the impact of amortization expense, impairment and other losses, stock-based compensation, deferred acquisition consideration adjustments, discrete tax items, and other items (as defined above), based on total consolidated amounts, then allocated to Stagwell Inc. common shareholders and Class C shareholders, based on their respective income allocation percentage using a normalized effective income tax rate divided by (ii) the diluted weighted average shares outstanding. The diluted weighted average shares outstanding is calculated as (a) the diluted weighted average number of common shares outstanding plus (b) the shares of Class C Common Stock as if converted to shares of Class A Common Stock if not included because they were anti-dilutive.
(5) Free Cash Flow: defined as Net cash provided from operations less normalized capital expenditures and capitalized software. Free Cash Flow Conversion is the percentage of adjusted EBITDA.
Included in this earnings release are tables reconciling reported Stagwell Inc. results to arrive at certain of these non-GAAP financial measures.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s representatives may also make forward-looking statements orally or in writing from time to time. Statements in this document that are not historical facts, including, statements about the Company’s beliefs and expectations, future financial performance, growth, and future prospects, the Company’s strategy, business and economic trends and growth, technological leadership and differentiation, potential and completed acquisitions, anticipated and actual operating efficiencies and synergies and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Forward-looking statements, which are generally denoted by words such as “ability,” “aim,” “anticipate,” “assume,” “believe,” “better,” “build,” “consider,” “continue,” “could,” “develop,” “drive,” “enhance,” “estimate,” “expect,” “focus,” “forecast,” “future,” “grow,” “guidance,” “improve,” “intend,” “likely,” “maintain,” “may,” “ongoing,”, “outlook,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section.

Forward-looking statements in this document are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to general business, economic and market conditions, the competitive environment, anticipated and unanticipated tax consequences and anticipated and unanticipated costs. These forward-looking statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•risks associated with international, national and regional unfavorable economic conditions, including the effect of changing tariff and other trade policies, inflation and other macroeconomic factors that could affect the Company or its clients;
•demand for the Company’s services, which may precipitate or exacerbate other risks and uncertainties;
•inflation and actions taken by central banks to counter inflation;
•the Company’s ability to attract new clients and retain existing clients;
•the impact of a reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•financial failure of the Company’s clients;
•the Company’s ability to retain and attract key employees;
•the Company’s ability to compete in the markets in which it operates;
•the Company’s ability to achieve its cost saving initiatives;
•the Company’s implementation of strategic initiatives;
•the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests, deferred acquisition consideration and profit interests;
•the Company’s ability to manage its growth effectively;
•the Company’s ability to identify and complete acquisitions or other strategic transactions that complement and expand the Company’s business capabilities and successfully integrate newly acquired businesses into the Company’s operations, retain key employees, and realize cost savings, synergies and other related anticipated benefits within the expected time period;
•the Company’s ability to identify and complete divestitures and to achieve the anticipated benefits therefrom;
•the Company’s ability to develop products incorporating new technologies, including augmented reality, artificial intelligence, and virtual reality, and realize benefits from such products;
•the Company’s use of artificial intelligence, including generative artificial intelligence;
•adverse tax consequences for the Company, its operations and its stockholders, that may differ from the expectations of the Company, including that recent or future changes in tax laws, potential changes to corporate tax rates in the United States and disagreements with tax authorities on the Company’s determinations that may result in increased tax costs;

•adverse tax consequences in connection with the business combination that formed the Company in August 2021, including the incurrence of material Canadian federal income tax (including material “emigration tax”);
•the Company’s ability to maintain an effective system of internal control over financial reporting, including the risk that the Company’s internal controls will fail to detect misstatements in its financial statements;
•the Company’s ability to accurately forecast its future financial performance and provide accurate guidance;
•the Company’s ability to protect client data from security incidents or cyberattacks;
•economic disruptions resulting from war and other economic and geopolitical tensions (such as the ongoing military conflicts in Iran and the Middle East, and between Russia and Ukraine), terrorist activities, natural disasters, public health events, and tariff and trade policies;
•stock price volatility; and
•foreign currency fluctuations.
Investors should carefully consider these risks factors, the additional risk factors outlined under the caption “Risk Factors” in this Form 10-K, and in the Company’s other filings with the Securities and Exchange Commission (the“SEC”) which are accessible on the SEC’s website at www.sec.gov.

SCHEDULE 1
STAGWELL INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$807,444	$788,708	$2,909,000	$2,841,216
Operating Expenses
Cost of services	503,718	502,522	1,845,958	1,842,978
Office and general expenses	203,481	203,887	732,326	711,803
Depreciation and amortization	43,614	38,771	171,249	151,652
Impairment and other losses	—	—	466	1,715
	750,813	745,180	2,749,999	2,708,148
Operating Income	56,631	43,528	159,001	133,068
Other income (expenses):
Interest expense, net	(24,431)	(24,038)	(96,438)	(92,317)
Foreign exchange, net	(1,156)	645	(1,640)	(1,656)
Gain (loss) on sale of business	(2,245)	—	(2,245)	—
Bargain purchase gain	9,937	—	9,937	—
Other, net	2,314	(547)	171	(1,372)
	(15,581)	(23,940)	(90,215)	(95,345)
Income before income taxes and equity in earnings of non-consolidated affiliates	41,050	19,588	68,786	37,723
Income tax expense	24,321	3,741	38,271	13,182
Income before equity in earnings of non-consolidated affiliates	16,729	15,847	30,515	24,541
Equity in income of non-consolidated affiliates	93	—	111	503
Net income	16,822	15,847	30,626	25,044
Net income attributable to noncontrolling and redeemable noncontrolling interests	(4,162)	(12,612)	(1,525)	(22,785)
Net income attributable to Stagwell Inc. common shareholders	$12,660	$3,235	$29,101	$2,259
Earnings Per Common Share:
Basic	$0.05	$0.03	$0.13	$0.02
Diluted	$0.05	$0.03	$0.08	$0.02
Weighted Average Number of Common Shares Outstanding:
Basic	251,650	109,266	220,608	110,890
Diluted	258,997	115,147	264,523	115,752

SCHEDULE 2
STAGWELL INC.
UNAUDITED COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Three Months Ended December 31, 2024	Foreign Currency	Net Acquisitions (Divestitures)	Organic (1)	Total Change	Three Months Ended December 31, 2025	Organic	Total

Marketing Services	$240,262	$2,017	$1,315	$1,215	$4,547	$244,809	0.5%	1.9%
Digital Transformation	84,570	(130)	5,419	2,335	7,624	92,194	2.8%	9.0%
Media & Commerce	161,720	1,745	3,154	11,546	16,445	178,165	7.1%	10.2%
Communications	131,736	385	—	(23,796)	(23,411)	108,325	(18.1)%	(17.8)%
The Marketing Cloud	13,122	485	8,706	5,404	14,595	27,717	41.2%	111.2%
Corporate, eliminations and other	(1,787)	—	—	1,410	1,410	(377)	(78.9)%	(78.9)%
	$629,623	$4,502	$18,594	$(1,886)	$21,210	$650,833	(0.3)%	3.4%

(1) See Non-GAAP Financial Measures section above for the definition of Organic Net Revenue.

SCHEDULE 3
STAGWELL INC.
UNAUDITED COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Year Ended December 31, 2024	Foreign Currency	Net Acquisitions (Divestitures)	Organic (1)	Total Change	Year Ended December 31, 2025	Organic	Total

Marketing Services	$905,117	$3,491	$9,788	$41,280	$54,559	$959,676	4.6%	6.0%
Digital Transformation	324,183	(405)	13,615	29,779	42,989	367,172	9.2%	13.3%
Media & Commerce	601,503	3,396	5,829	(708)	8,517	610,020	(0.1)%	1.4%
Communications	435,626	547	29,002	(71,744)	(42,195)	393,431	(16.5)%	(9.7)%
The Marketing Cloud	32,265	941	62,229	11,051	74,221	106,486	34.3%	230.0%
Corporate, eliminations and other	(2,032)	—	—	(7,082)	(7,082)	(9,114)	NM	NM
	$2,296,662	$7,970	$120,463	$2,576	$131,009	$2,427,671	0.1%	5.7%

(1) See Non-GAAP Financial Measures section above for the definition of Organic Net Revenue.

SCHEDULE 4
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended December 31, 2025

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, Elimination and Other	Total
Net revenue	$244,809	$92,194	$178,165	$108,325	$27,717	$(377)	$650,833
Billable costs	50,555	9,117	32,862	64,037	35	5	156,611
Revenue	295,364	101,311	211,027	172,362	27,752	(372)	807,444

Billable costs	50,555	9,117	32,862	64,037	35	5	156,611
Staff costs	144,258	63,081	93,713	57,083	14,964	17,055	390,154
Administrative costs	20,304	7,668	25,988	13,799	4,243	12,238	84,240
Unbillable and other costs, net	18,103	154	21,000	2,390	5,511	(1)	47,157
Adjusted EBITDA (1)	62,144	21,291	37,464	35,053	2,999	(29,669)	129,282

Stock-based compensation	4,647	1,041	1,127	(435)	87	3,486	9,953
Depreciation and amortization	12,154	5,924	8,637	6,362	6,078	4,459	43,614
Deferred acquisition consideration	—	4,542	68	(2,143)	(23)	—	2,444
Impairment and other losses	—	—	—	—	—	—	—
Other items, net (1)	5,996	366	7,437	1,362	1,042	437	16,640
Operating income (loss)	$39,347	$9,418	$20,195	$29,907	$(4,185)	$(38,051)	$56,631

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

SCHEDULE 5
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Year Ended December 31, 2025

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, Elimination and Other	Total
Net revenue	$959,676	$367,172	$610,020	$393,431	$106,486	$(9,114)	$2,427,671
Billable costs	175,145	26,327	80,655	199,146	51	5	481,329
Revenue	1,134,821	393,499	690,675	592,577	106,537	(9,109)	2,909,000

Billable costs	175,145	26,327	80,655	199,146	51	5	481,329
Staff costs	565,484	247,967	363,031	229,356	68,647	52,411	1,526,896
Administrative costs	105,801	27,267	93,003	50,841	17,613	7,938	302,463
Unbillable and other costs, net	78,333	1,305	64,833	9,300	22,689	(1)	176,459
Adjusted EBITDA (1)	210,058	90,633	89,153	103,934	(2,463)	(69,462)	421,853

Stock-based compensation	19,716	4,122	4,191	6,325	628	19,113	54,095
Depreciation and amortization	52,295	23,174	30,263	25,711	23,514	16,292	171,249
Deferred acquisition consideration	(4,784)	12,271	3,010	(7,022)	(10,942)	—	(7,467)
Impairment and other losses	—	—	—	222	244	—	466
Other items, net (1)	10,228	1,859	17,549	5,048	3,651	6,174	44,509
Operating income (loss)	$132,603	$49,207	$34,140	$73,650	$(19,558)	$(111,041)	$159,001

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

SCHEDULE 6
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended December 31, 2024

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, Elimination and Other	Total
Net revenue	$240,262	$84,570	$161,720	$131,736	$13,122	$(1,787)	$629,623
Billable costs	48,294	2,110	11,719	97,372	—	(410)	159,085
Revenue	288,556	86,680	173,439	229,108	13,122	(2,197)	788,708

Billable costs	48,294	2,110	11,719	97,372	—	(410)	159,085
Staff costs	146,876	60,557	91,108	69,381	10,614	11,685	390,221
Administrative costs	25,300	6,102	22,190	13,646	2,725	3,312	73,275
Unbillable and other costs, net	15,458	605	18,944	2,882	2,860	—	40,749
Adjusted EBITDA (1)	52,628	17,306	29,478	45,827	(3,077)	(16,784)	125,378

Stock-based compensation	2,093	(1,480)	1,866	2,254	157	8,345	13,235
Depreciation and amortization	12,680	5,585	7,301	6,556	3,193	3,456	38,771
Deferred acquisition consideration	3,379	4,221	(1,292)	9,673	(936)	—	15,045
Other items, net (1)	8,823	201	1,863	1,403	88	2,421	14,799
Operating income (loss)	$25,653	$8,779	$19,740	$25,941	$(5,579)	$(31,006)	$43,528

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items.

SCHEDULE 7
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Year Ended December 31, 2024

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, Elimination and Other	Total
Net revenue	$905,117	$324,183	$601,503	$435,626	$32,265	$(2,032)	$2,296,662
Billable costs	172,490	11,473	93,899	267,439	—	(747)	544,554
Revenue	1,077,607	335,656	695,402	703,065	32,265	(2,779)	2,841,216

Billable costs	172,490	11,473	93,899	267,439	—	(747)	544,554
Staff costs	557,776	227,522	356,684	232,096	28,686	46,942	1,449,706
Administrative costs	101,145	21,809	83,572	47,335	9,777	11,408	275,046
Unbillable and other costs, net	70,924	1,393	65,188	10,840	6,117	—	154,462
Adjusted EBITDA (1)	175,272	73,459	96,059	145,355	(12,315)	(60,382)	417,448

Stock-based compensation	17,095	6,622	6,265	7,721	805	13,653	52,161
Depreciation and amortization	53,106	22,398	31,450	20,100	12,502	12,096	151,652
Deferred acquisition consideration	5,379	7,911	(7,745)	18,770	(1,320)	—	22,995
Impairment and other losses	1,500	—	—	—	—	215	1,715
Other items, net (1)	20,251	3,090	17,103	4,860	629	9,924	55,857
Operating income (loss)	$77,941	$33,438	$48,986	$93,904	$(24,931)	$(96,270)	$133,068

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

SCHEDULE 8
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended December 31, 2025

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders and adjusted net income	$12,660	$64,037	$76,697

Diluted - Weighted average number of shares outstanding	258,997	—	258,997
Diluted EPS and Adjusted Diluted EPS (1)	$0.05		$0.30

Adjustments to Net income
Amortization		$38,333
Stock-based compensation		9,953
Deferred acquisition consideration		2,444
Other items, net		16,639
		67,369
Adjusted tax expense		(3,332)
		$64,037

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted Diluted EPS.

SCHEDULE 9
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Year Ended December 31, 2025

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$29,101	$198,129	$227,230
Net loss attributable to Class C shareholders	(6,637)	—	(6,637)
Net income attributable to Stagwell Inc. and Class C shareholders and adjusted net income	$22,464	$198,129	$220,593

Diluted - Weighted average number of common shares outstanding	225,468	—	225,468
Weighted average number of shares of Class C Common Stock outstanding	39,055	—	39,055
Diluted - Weighted average number of shares outstanding	264,523	—	264,523

Diluted EPS and Adjusted Diluted EPS (1)	$0.08		$0.83

Adjustments to Net Income
Amortization		$145,506
Impairment and other losses		466
Stock-based compensation		54,095
Deferred acquisition consideration		(7,467)
Other items, net		46,792
		239,392
Adjusted tax expense		(41,263)
		$198,129

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted Diluted EPS.

SCHEDULE 10
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended December 31, 2024

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$3,235	$22,778	$26,013
Net income attributable to Class C shareholders	—	41,549	41,549
Net income attributable to Stagwell Inc. and Class C and adjusted net income	$3,235	$64,327	$67,562

Diluted - Weighted average number of common shares outstanding	115,147	—	115,147
Weighted average number of shares of Class C Common Stock outstanding	—	151,649	151,649
Diluted - Weighted average number of shares outstanding	115,147	151,649	266,796

Diluted EPS and Adjusted Diluted EPS (1)	$0.03		$0.25

Adjustments to Net income
Amortization		$30,572
Stock-based compensation		13,235
Deferred acquisition consideration		15,045
Other items, net		14,799
		73,651
Adjusted tax expense		(20,618)
		53,033
Net income attributable to Class C shareholders		11,294
		$64,327

Allocation of adjustments to Net income
Net income attributable to Stagwell Inc. common shareholders		$22,778

Net income attributable to Class C shareholders - add-backs		30,255
Net income attributable to Class C shareholders		11,294
		41,549
		$64,327

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted Diluted EPS.

SCHEDULE 11
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Year Ended December 31, 2024

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$2,259	$82,506	$84,765
Net income attributable to Class C shareholders	—	126,735	126,735
Net income attributable to Stagwell Inc. and Class C shareholders and adjusted net income	$2,259	$209,241	$211,500

Diluted - Weighted average number of common shares outstanding	115,752	—	115,752
Weighted average number of shares of Class C Common Stock outstanding	—	151,649	151,649
Diluted - Weighted average number of shares outstanding	115,752	151,649	267,401

Diluted EPS and Adjusted Diluted EPS (1)	$0.02		$0.79

Adjustments to Net income
Amortization		$122,442
Impairment and other losses		1,715
Stock-based compensation		52,161
Deferred acquisition consideration		22,995
Other items, net		55,857
		255,170
Adjusted tax expense		(63,073)
		192,097
Net income attributable to Class C shareholders		17,144
		$209,241

Allocation of adjustments to Net income
Net income attributable to Stagwell Inc. common shareholders		$82,506

Net income attributable to Class C shareholders - add-backs		109,591
Net income attributable to Class C shareholders		17,144
		126,735
		$209,241

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted Diluted EPS.

SCHEDULE 12
STAGWELL INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	December 31, 2025	December 31, 2024

ASSETS
Current Assets
Cash and cash equivalents	$104,537	$131,339
Accounts receivable, net	735,752	716,415
Expenditures billable to clients	164,694	173,194
Other current assets	157,309	114,200
Total Current Assets	1,162,292	1,135,148
Fixed assets, net	73,081	72,706
Right-of-use assets - operating leases	213,576	219,400
Goodwill	1,595,238	1,554,146
Other intangible assets, net	834,248	836,783
Deferred tax assets	281,057	46,926
Other assets	55,055	43,112
Total Assets	$4,214,547	$3,908,221
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS ("RNCI"), AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$548,320	$449,347
Accrued media	239,490	245,883
Accruals and other liabilities	291,554	265,356
Advance billings	329,815	294,609
Current portion of lease liabilities - operating leases	55,386	60,195
Current portion of deferred acquisition consideration	15,446	51,906
Total Current Liabilities	1,480,011	1,367,296
Long-term debt	1,326,013	1,353,624
Long-term portion of deferred acquisition consideration	24,598	50,209
Long-term lease liabilities - operating leases	224,397	245,397
Deferred tax liabilities	54,726	47,239
Long-term tax receivable agreement liability	252,390	25,493
Other liabilities	51,077	33,646
Total Liabilities	3,413,212	3,122,904
Redeemable Noncontrolling Interests	24,968	8,412
Commitments, Contingencies and Guarantees
Shareholders' Equity
Common shares - Class A	252	115
Common shares - Class C	—	2
Paid-in capital	744,463	343,647
Retained earnings	32,930	11,740
Accumulated other comprehensive loss	(19,252)	(23,773)
Stagwell Inc. Shareholders' Equity	758,393	331,731
Noncontrolling interests	17,974	445,174
Total Shareholders' Equity	776,367	776,905
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders’ Equity	$4,214,547	$3,908,221

SCHEDULE 13
STAGWELL INC.
UNAUDITED SUMMARY CASH FLOW DATA
(amounts in thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$30,626	$25,044
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation	54,095	52,161
Depreciation and amortization	171,249	151,652
Amortization of right-of-use lease assets and lease liability interest	67,495	75,117
Impairment and other (gains) losses	(3,116)	1,715
Deferred income taxes	10,439	(10,686)
Adjustment to deferred acquisition consideration	(7,467)	23,005
Loss (gain) on sale of business	2,245	—
Bargain purchase gain	(9,937)	—
Other, net	7,519	7,622
Changes in working capital:
Accounts receivable	28,787	8,465
Expenditures billable to clients	12,012	(54,350)
Other current assets	(51,534)	(6,200)
Accounts payable	73,573	24,438
Accrued expenses and other liabilities	(42,244)	(28,658)
Advance billings	25,574	(22,651)
Current portion of lease liabilities - operating leases	(76,465)	(83,905)
Deferred acquisition related payments	(1,823)	(19,910)
Net cash provided by operating activities	291,028	142,859
Cash flows from investing activities:
Capitalized software	(67,489)	(35,094)
Capital expenditures	(43,741)	(18,912)
Acquisitions, net of cash acquired	(6,179)	(103,254)
Proceeds from sale of business, net	10,850	—
Other	(7,119)	(5,212)
Net cash used in investing activities	(113,678)	(162,472)
Cash flows from financing activities:
Repayment of borrowings under revolving credit facility	(2,026,000)	(1,755,000)
Proceeds from borrowings under revolving credit facility	1,999,326	1,960,000
Shares repurchased and cancelled	(134,261)	(108,249)
Distributions to noncontrolling interests	(9,662)	(26,723)
Payment of deferred consideration	(33,343)	(29,774)
Purchase of noncontrolling interest	—	(3,316)
Debt financing and other costs	(6,077)	—
Net cash (used in) provided by financing activities	(210,017)	36,938
Effect of exchange rate changes on cash and cash equivalents	5,865	(5,723)
Net increase (decrease) in cash and cash equivalents	(26,802)	11,602
Cash and cash equivalents at beginning of period	131,339	119,737
Cash and cash equivalents at end of period	$104,537	$131,339